UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

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FORM 8-K
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CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): May 23, 2013

The Phoenix Companies, Inc.
(Exact name of registrant as specified in its charter)

Delaware	001-16517	06-1599088
(State or other jurisdiction	(Commission File Number)	(IRS Employer
of incorporation)		Identification No.)

One American Row, Hartford, CT	06102 -5056
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code:	(860) 403-5000

NOT APPLICABLE
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

On May 23, 2013, The Phoenix Companies, Inc. (the “Company”) and U.S. Bank National Association, as successor trustee to SunTrust Bank, as trustee (the “Trustee”) under the Indenture, dated as of  December 27, 2001 (the “Original Indenture”), as amended by that certain First Supplemental Indenture, dated as of January 18, 2013 (the “First Supplemental Indenture” and together with the Original Indenture, the “Indenture”) governing the Company’s 7.45% Quarterly Interest Bonds due 2032 (the “Bonds”), executed a Second Supplemental Indenture amending the Indenture (the “Second Supplemental Indenture”), which Second Supplemental Indenture became effective on such date.

On May 22, 2013, the Company announced the success of its consent solicitation relating to the Bonds conducted pursuant to its Consent Solicitation Statement dated April 24, 2013, as supplemented (the “Consent Solicitation Statement”).  Holders of $152,293,400 in aggregate principal amount of the Bonds, representing 60.27% of the $252,682,375 in outstanding principal amount of Bonds as of the April 23, 2013 record date for the consent solicitation, consented to the amendments to the Indenture set forth in the Second Supplemental Indenture (the “Amendments”) and the related waiver (the “Waiver”).  The consents received from holders are in excess of the requisite majority of the outstanding principal amount of the Bonds necessary to approve the Amendments and the Waiver.  Pursuant to the terms of the Indenture, Bonds owned by the Company’s affiliates were not deemed outstanding for purposes of the consent solicitation and, as a result, did not participate in the consent solicitation.

The Amendments provide that until 5:30 p.m., New York City time on December 31, 2013, any failure by the Company to comply with the sections of the Indenture relating to the filing of the Company’s Quarterly Report on Form 10-Q for the quarterly period ended September 30, 2012, Annual Report on Form 10-K for the year ended December 31, 2012, and the Quarterly Reports on Form 10-Q for the quarterly periods ended March 31, 2013, June 30, 2013 and September 30, 2013 (“SEC Reports”) and deliver any related notice of default to the Trustee will not constitute defaults under the Indenture, and that the Company’s filing of the SEC Reports on a delayed basis on or prior to December 31, 2013 will satisfy its obligations under the reporting covenant in the Indenture.  The Waiver provides that any and all defaults and events of default occurring under the Indenture prior to the effectiveness of the Second Supplemental Indenture are waived.

Additional details regarding the Amendments and the Waiver are contained in the Consent Solicitation Statement, which was furnished as Exhibit 99.2 to the Company’s Current Report on Form 8-K filed with the Securities and Exchange Commission on April 24, 2013.

The foregoing is intended to be a summary of the terms of the Second Supplemental Indenture and is qualified in its entirety by reference to the Second Supplemental Indenture, a copy of which is attached as Exhibit 4.1 to this Current Report on Form 8-K and is incorporated by reference as if fully set forth herein.

Item 5.07  Submission of Matters to a Vote of Security Holders

Reference is made to the disclosure made under Item 1.01 of this Current Report on Form 8-K.

Item 9.01  Financial Statements and Exhibits.

 (d) Exhibit:

     Exhibit 4.1 - Second Supplemental Indenture dated May 23, 2013

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PHOENIX COMPANIES, INC.

Date:  May 24, 2013
By:	/s/ Bonnie J. Malley
Name:	Bonnie J. Malley
Title:	Executive Vice President and Chief Financial Officer